FHASI 05-1 Group 1

205mm (approx.) 30YR JUMBO A

All characteristics below are approximate:

Settlement Date: 1/31/05
Total Deal Size (all loan groups): 228mm

Servicers: First Horizon Home Loan Corp.

Trustee: Bank of New York

Call Feature: 10%

Compensating Interest Feature: Interest shortfalls resulting from full or partial principal prepayments of mortgage loans will be compensated in an amount which shall not exceed 0.0083% of the pool principal balance of the mortgage pool as of the related determination date.

Total # of Loan Groups: 2
Collateral Type and Size of Each Loan Group:	30yr Jumbo A (205mm)
15yr Jumbo A (23mm)

Do subordinate bonds cross-collateralized multiple loan groups: Yes

CA: 28%
Gross WAC: 5.87
WAC Range = 5.50 - 6.375
Pass Through Rate = 5.25
WAM = 358

Weighted Average Loan Balance: 503,850
Maximum Loan Size: 3,000,000
# of loans > $1,000,000: 3

This information is being provided in response to your specific request for information. The information has been prepared and furnished to you solely by CREDIT SUISSE FIRST BOSTON CORPORATION (CSFBC) and not the Issuer of the Securities or any of its affiliates. The preliminary description of the underlying assets has not been independently verified by CSFBC. CSFBC is not acting as agent for the Issuer or its affiliates in connection with the proposed transaction. All information contained herein is preliminary, limited in nature and subject to completion or amendment. CSFBC makes no representation that the above referenced security will actually perform as described in any scenario. The above analysis alone is not intended to be a prospectus and any investment decision with respect to the security should be made by you based solely upon the information contained in the final prospectus. Under no circumstances shall the information presented constitute an offer to sell or solicitation of an offer to buy nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful to registration under the securities laws of such jurisdiction. The securities may not be sold nor an offer to buy be accepted prior to the delivery of a final prospectus relating to the securities.

Weighted Average LTV: 72%
% LTV > 80%: 1%
% LTV > 80% without PMI: 0%

Weighted Average FICO: 742
% FICO < 650 (including zero and no ficos): 1%
% FICO < 600 (including zero and no ficos): 0.2%

% Owner Occupied: 99%

% Purchase: 52%
% Cash Out Refinance: 17%
% Rate/Term Refinance: 31%

% Full/Alt Documentation: 90%

% Single Family and PUD: 98%

Top 3 States and % of each: CA - 28% , VA -12%, MD - 8%

Stip to No Indymac Origination: None.
Stip to No MH Loans: None
Stip to No Section 32 Loans: None

Credit Enhancement % to AAAs: 2.75%

% Prepay Penalty Loans: 0%
% Interest Only Loans: 0%
% Balloon Loans: 0%

THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE MORTGAGE POOL CONTAINED IN THE PROSPECTUS SUPPLEMENT RELATING TO THE CERTIFICATES AND SUPERSEDES ALL INFORMATION CONTAINED IN ANY COLLATERAL TERM SHEETS RELATING TO THE MORTGAGE POOL PREVIOUSLY PROVIDED BY CREDIT SUISSE FIRST BOSTON LLC

This information is being provided in response to your specific request for information. The information has been prepared and furnished to you solely by CREDIT SUISSE FIRST BOSTON CORPORATION (CSFBC) and not the Issuer of the Securities or any of its affiliates. The preliminary description of the underlying assets has not been independently verified by CSFBC. CSFBC is not acting as agent for the Issuer or its affiliates in connection with the proposed transaction. All information contained herein is preliminary, limited in nature and subject to completion or amendment. CSFBC makes no representation that the above referenced security will actually perform as described in any scenario. The above analysis alone is not intended to be a prospectus and any investment decision with respect to the security should be made by you based solely upon the information contained in the final prospectus. Under no circumstances shall the information presented constitute an offer to sell or solicitation of an offer to buy nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful to registration under the securities laws of such jurisdiction. The securities may not be sold nor an offer to buy be accepted prior to the delivery of a final prospectus relating to the securities.